UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2022

RumbleOn, Inc.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-38248 (Commission File Number)	46-3951329 (IRS Employer Identification No.)

901 W. Walnut Hill Lane		75038
Irving, Texas		(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 771-9952

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, $0.001 par value	RMBL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into Material Definitive Agreement.

The disclosure included in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Freedom Powersports Transaction

On February 18, 2022 (the “Closing Date”), RumbleOn, Inc. (the “Company” or “RumbleOn”) completed its acquisition of Freedom Powersports, LLC (“FPS”) and Freedom Powersports Real Estate LLC (“FPS-RE,” and together with FPS, the “Freedom Companies”) pursuant to the Membership Interest Purchase Agreement, dated November 8, 2021, among the Company, TPEG Freedom Powersports Investors LLC (“FPI”), Kevin Lackey (“Lackey”), Sanjay Chandra (“Chandra,” and together with FPI and Lackey, the “Sellers”), the option holders of the Freedom Companies, and Trinity Private Equity Group, LLC as the representative of the Sellers (the “Sellers’ Representative”) (as amended, as disclosed in this report, the “Agreement”).

The acquisition of the Freedom Companies, which included all business and real estate assets, subject to customary net working capital and indebtedness adjustments, closed on Friday, February 18, 2022, for an aggregate consideration of approximately $130.0 million. The aggregate consideration consisted of approximately $83.4 million for the FPS business and approximately $46.6 million for acquired real estate properties, including the payoff of outstanding mortgage debt on the real estate assets in the aggregate amount of approximately $27.0 million. The aggregate consideration was paid using cash on hand, $84.5 million drawn from the Company’s delayed draw term loan facility, and the issuance of 1,048,718 restricted shares of RumbleOn Class B common stock at a volume weighted average price of $29.45 per share. The restricted shares are subject to a six-month lock-up.

Also on the Closing Date, the Company entered into a First Amendment to Membership Interest Purchase Agreement (the “Amendment”) with the Sellers, the option holders of the Freedom Companies, and the Sellers’ Representative. Pursuant to the Amendment, the restricted period applicable to certain restrictive covenants were set at three years. The Amendment also provided for certain mechanics allowing option holders of the Freedom Companies to participate as Sellers for the purposes of the Agreement and the transactions contemplated by the Agreement.

The foregoing description of the Agreement and the Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the Agreement and Amendment which are included as Exhibit 2.1 and Exhibit 2.2, respectively, to this report and incorporated herein by reference.

Amendments to Credit Agreement

As previously disclosed, on August 31, 2021, the Company, as borrower, entered into a Term Loan Credit Agreement with the lenders party thereto and Oaktree Fund Administration, LLC, as administrative agent and collateral agent (the “Administrative Agent”) (as amended by Amendment No. 1 to Term Loan Credit Agreement, dated as of December 17, 2021 (“Amendment No. 1”), and Amendment No. 2 to Term Loan Credit Agreement, dated as of February 4, 2022 (“Amendment No. 2”). Amendment No. 1 increased the limit for customer loans permitted to be held by RumbleOn Finance, LLC until the Company would be able to close the warehouse loan facility with Credit Suisse AG, New York Branch (the “Warehouse Facility”) and Amendment No. 2 confirmed the approval of the final structure of the Warehouse Facility while simultaneously establishing a roadmap for the consummation of the acquisition of the Freedom Companies. Neither Amendment No. 1 nor Amendment No. 2 were material to the Company.

On the Closing Date, the Company, as borrower, and the other guarantors party thereto, entered into the Consent and Amendment No. 3 to Term Loan Credit Agreement with the Administrative Agent and certain lenders party thereto (“Amendment No. 3”). Amendment No. 3 provided for, among other things, delayed draw term loans in the aggregate amount of $84.5 million to finance the acquisition of the Freedom Companies.

The foregoing description of Amendment No. 3 does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 3 which is included as Exhibit 10.1, to this report and incorporated herein by reference. Also, Amendments No. 1 and Amendment No. 2, as modified by Amendment No. 3, were incorporated into the Credit Agreement attached as Exhibit A to Amendment No. 3

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure included in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure included in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference. The issuance of the shares of the Company's Class B Common Stock described in Item 2.01 were not registered under the Securities Act of 1933, as amended, in accordance with Section 4(a)(2) of Regulation D, Rule 506 thereunder, as a transaction by an issuer not involving a public offering.

Item 8.01.	Other Events.

On February 22, 2022, the Company issued a press release announcing the closing of the acquisition of the Freedom Companies. The press release is attached to this report as Exhibit 99.1. Also on February 22, 2022, the Company issued a press release announcing the timing for its fourth quarter and full year 2021 earnings release and conference call, which is scheduled for March 16, 2022. This press release is attached to this report as Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Membership Interest Purchase Agreement, dated November 8, 2021 (incorporated by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K filed with the SEC on November 10, 2021).
2.2	First Amendment to Membership Interest Purchase Agreement, dated February 18, 2022.
10.1	Consent and Amendment No. 3 to Term Loan Agreement, dated February 18, 2022.
99.1	Press Release, dated February 22, 2022.
99.2	Press Release, dated February 22, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUMBLEON, INC.

Date: February 22, 2022	By:	/s/ Marshall Chesrown
Marshall Chesrown
Chief Executive Officer